PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet
1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website proxyvote.com or scan the QR Barcode above
3) Follow the instructions provided on the website.
4) To attend and vote at the meeting, please register by going to Virtual Shareholder Meeting at: https://viewproxy.com/northerntrust/broadridgevsm/

To vote by Telephone
1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail
1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D29665-TBD	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees of Northern Funds (the “Trust”) recommends you vote FOR the following:	For	Against	Abstain

1.  A proposal to approve a plan of reorganization pursuant to which the Money Market Fund, a series of Northern Funds, will be reorganized with and into the U.S. Government Money Market Fund, also a series of Northern Funds.

	☐	☐	☐

2. Such other business as may properly come before the Meeting or any adjournment(s) thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES, WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

PLEASE SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. EVERY PROPERLY SIGNED PROXY CARD WILL BE VOTED IN THE MANNER SPECIFIED AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE “FOR” THE PROPOSAL.

NOTE: Please sign this proxy exactly as shareholder name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

VOTE THIS PROXY CARD TODAY

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at proxyvote.com.

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D29666-TBD

NORTHERN FUNDS	SPECIAL MEETING OF SHAREHOLDERS
MARCH 31, 2021

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS OF THE TRUST (THE “MEETING”) TO BE HELD ON MARCH 31, 2021 AT 9:00 A.M. (CHICAGO TIME) in a virtual format. To register to attend the virtual meeting go to https://viewproxy.com/northerntrust/broadridgevsm/

The undersigned hereby appoints Peter K. Ewing, Randal Rein, Jose J. Del Real and Kevin O’Rourke, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-referenced Meeting, and at all adjournments and postponements thereof, all shares of beneficial interest of the above-named Fund held of record or owned by the undersigned on the record date for the Meeting, upon the proposal set forth on the reverse side, and at their discretion upon any other matter that may properly come before the Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT, DATED FEBRUARY     , 2021.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND PROMPTLY RETURN

IN THE ENCLOSED ENVELOPE TODAY